Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8 No. 333-125698 dated June 10, 2005 pertaining to the 2005 Stock Option Plan of Cheetah Oil & Gas Ltd., and

(2) Form S-8 No. 333-113084 dated February 25, 2004 pertaining to the 2004 Equity Performance Plan of Cheetah Oil & Gas Ltd.,

of our report dated March 18, 2005, with respect to the consolidated statements of Cheetah Oil & Gas Ltd, included in the Annual Report (Form 10-KSB) for the year ended December 31, 2006.

Vancouver, Canada April 13, 2007	/s/ Moore Stephens Ellis Foster Ltd. Chartered Accountants